Exhibit 99.1

Pyramid Oil Company Initiates Drilling of Santa Fe #20 Development Well in Carneros Creek Field

BAKERSFIELD, CA--(Marketwire - February 21, 2012) - Pyramid Oil Company (NYSE Amex: PDO), today announced it has commenced drilling operations on the Santa Fe #20, a development well within Pyramid's Carneros Creek field in Kern County, California.

The well will target the Point of Rocks formation at a depth of approximately 3,400 feet. Drilling is expected to take approximately 10 days and will be followed by perforating and stimulation operations. Pyramid has roughly three-dozen wells producing in the Carneros Creek field, where the Company has operated for more than 25 years.

About Pyramid Oil Company
Pyramid Oil Company has been in the oil and gas business continuously since incorporating in 1909. Pyramid acquires interests in land and producing properties through acquisition and lease, and then drills and/or operates crude or natural gas wells in an effort to discover or produce oil and/or natural gas. More information about the Company can be found at: http://www.pyramidoil.com.

Safe Harbor Statement
Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the completion and testing of wells. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Factors that could cause or contribute to such differences include, but are not limited to the value of crude oil or the performance of wells.

CONTACTS:

John H. Alexander
President and CEO
Pyramid Oil Company
661-325-1000

Geoff High
Principal
Pfeiffer High Investor Relations, Inc.
303-393-7044

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